Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2013 Long-Term Incentive Plan of ION Geophysical Corporation of our report dated February 24, 2014, with respect to the consolidated financial statements and schedule of ION Geophysical Corporation and subsidiaries included in the Annual Report (Form 10-K) of ION Geophysical Corporation for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
February 25, 2016

    Exhibit 23.2-1